EXHIBIT 6



                    CONSTRUCTION LOAN AGREEMENT AMENDMENT V


Construction Loan Agreement Amendment, dated July 7, 1995 among Bennett Management and Development Corp., a New York Corporation ("Lender"), Mountaineer Park, Inc., a West Virginia Corporation ("Borrower"), and Winners Entertainment, Inc., a Delaware Corporation and parent of Borrower ("Winners").

WHEREAS, Borrower and Lender desire to amend the construction loan agreement executed by the parties on June 27, 1994 and further amended on September 27, 1994, December 7, 1994, February 10, 1995, and April 10, 1995 ("Agreement"); and

WHEREAS, Lender and Borrower wish to complete the construction loan draws by loaning the final $803,333.34 to Borrower and

WHEREAS, Lender and Borrower want to clarify and modify the granting of common stock by the Borrower to the Lender and

WHEREAS, Lender desires to change the amortization start date on the original $2.6 Million of borrowings

NOW, THEREFORE, in consideration of the premises and agreements herein contained, the parties hereto, hereby agree as follows:

1.   ARTICLE I, Section 1.1 Commitment is amended in its entirety as follows:

     Lender hereby accepts as of June 30, 1995 Borrower's offset of the interest payment due June 30, 1995 in the amount of $96,666.66 and agrees that such payment was timely made in full on that date. Lender acknowledges that as of this date, there has not been a default or event of default by either Borrower or Winners.

     Lender has loaned $9.3 Million as of July 7, 1994 and agrees to loan the remaining $803,333.34 to Borrower no later than two business days after the signing by all parties of this construction loan agreement amendment.

     Lender and Borrower agree that Lender's obligation to loan $10.2 Million would be satisfied in full in a satisfactory manner and Lender is entitled to all of its rights including interest rates, common stock grants etc. as set forth under the AGREEMENT unless amended herein.
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2.   ARTICLE I, Section 1.3 Procedure for Borrowing is amended in its entirety as follows:

     Borrower has previously furnished sufficient information to draw down $9.3 Million from the Lender. Borrower would not be required to furnish any additional information to borrow the remaining $803,333.34 other than described in the amended Section 1.1 above.

3. ARTICLE I, Section 1.5 Repayment of Loans is amended in its entirety as follows:

     To the extent that loans are not prepaid in full on or prior to November 1, 1995, in accordance with Section 1.4 hereof, Borrower shall repay the outstanding principal amount of the loans as of such date in 36 equal monthly installments on the last business day of each month commencing on November 1, 1995.

4. ARTICLE II, Section 2.1, Grant of Common Stock to Lender is amended in its entirety as follows:

     In order to induce Lender to enter into this agreement to make the loans, Winner hereby agrees to issue to Lender, from time to time, shares of its common stock, par value $.00001 per share ("Winners Common Stock"), as follows. For each one dollar of loans made hereunder, Lender shall be entitled to receive .05 of a share of Winners Common Stock subject to adjustment by Winners in an equitable manner in the event of a stock split, combination, reclassification or similar event with respect to Winners Common Stock. Winners has previously issued 465,000 shares of Winners Common Stock to Lender which has been earned by Lender from the funding of $9.3 Million. Winners further agrees to issue an additional 45,000 shares of Winners Common Stock substantially contemporaneously with a making of the remaining $803,333.34 loan from Lender in accordance with the terms of this agreement. Provided, however, that if Lender fails to wire transfer such funds in accordance with Section 1 of this Amendment, then Lender shall not be entitled to any shares of Winners common stock under this Section II and shall immediately deliver to Winners any shares previously issued to Lender by Winners pursuant hereto free and clear of all liens, claims and other encumbrances, in the form of certificates representing such shares, accompanied by appropriate stock powers duly executed or endorsed in blank with appropriate transfer tax stamps affixed.

5. ARTICLE II, Section 2.2 Issuance of Additional Shares is amended in its entirety as follows:

     Winners agrees to issue an additional 1,020,000 shares of Winners Common Stock to Lender in return for which Lender agrees to delete Section 2.6

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     in its entirety.  This issuance will take place contemporaneously with the signing of this agreement and Winners will provide evidence of this issuance at the time that this agreement is ratified. Lender further agrees that it would not be entitled to any additional shares from Winners in any respect except for shares to be earned if Borrower has not prepaid the loss by January 2, 1997 as set forth below.

     In the event the loans have been prepaid in full by October 1, 1995, then Winners shall be entitled to the return of 510,000 shares from Lender.

     Notwithstanding the provisions of Section 4.1(b) to the contrary, the additional shares will be divided into certificates bearing legends as follows:

     One certificate for 240,000 shares will bear the following legends:

          THE SALE, TRANSFER, ASSIGNMENT, OR HYPOTHECATION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR ANY INTEREST THEREIN OR RIGHT WITH RESPECT THERETO MAY BE MADE ONLY IN ACCORDANCE WITH THE TERMS OF THE LOAN AGREEMENT DATED AS OF JUNE 27, 1994 AMONG BENNETT MANAGEMENT & DEVELOPMENT CORP., MOUNTAINEER PARK, INC., AND WINNERS ENTERTAINMENT, INC., AS IT MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE WITH WINNERS ENTERTAINMENT, INC. A TRANSACTION IN VIOLATION OF SUCH LOAN AGREEMENT WILL BE INEFFECTIVE.

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR WINNERS ENTERTAINMENT, INC. RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO WINNERS ENTERTAINMENT, INC. STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

One certificate for 780,000 shares will bear the following legends:

          THE SALE, TRANSFER, ASSIGNMENT, OR HYPOTHECATION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR ANY INTEREST THEREIN OR RIGHT WITH RESPECT THERETO MAY BE MADE ONLY IN ACCORDANCE WITH THE TERMS OF THE LOAN AGREEMENT DATED AS OF JUNE 27, 1994 AMONG BENNETT MANAGEMENT & DEVELOPMENT CORP., MOUNTAINEER PARK, INC., AND WINNERS ENTERTAINMENT, INC., AS IT

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          MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE
          WITH WINNERS ENTERTAINMENT, INC. A TRANSACTION IN VIOLATION OF SUCH LOAN AGREEMENT WILL BE INEFFECTIVE. UNDER SUCH LOAN AGREEMENT, THE HOLDER OF THESE SECURITIES HAS GRANTED THE BOARD OF DIRECTORS OF WINNERS ENTERTAINMENT, INC. COMPLETELY AND EXCLUSIVELY THE VOTING RIGHTS WITH RESPECT TO THE SECURITIES REPRESENTED BY THIS CERTIFICATE. SUCH GRANT IS IRREVOCABLE EXCEPT IN CERTAIN CIRCUMSTANCES SET FORTH IN THE LOAN AGREEMENT.

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR WINNERS ENTERTAINMENT, INC. RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO WINNERS ENTERTAINMENT, INC. STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

In the event that the loans have not been prepaid in full by January 1, 1997, Winners shall issue to Lender on January 2, 1997 the number of Winners shares times the average market price which would equal $2.5 Million. For purposes of this agreement the "average market price" shall be deemed to be the average of the current market prices for the 20 consecutive trading days prior to January 2, 1997. The number of shares issued would be calculated by dividing $2.5 Million by the average market price of Winners Common Stock and in rounding to the nearest whole share.

6.   ARTICLE II, Section 2.5 Call is deleted in its entirety.

7.   ARTICLE II, Section 2.6 Price Guarantee is deleted in its entirety.

8. ARTICLE II, Section 2.7 Voting Control (a new section) is added to the agreement as follows:

     As long as Lender or any affiliates shall own 5% or more of Winners Common Stock as granted to Lender under the Agreement and amendments, Lender hereby grants full voting authority in these common shares owned to the Winners Board of Directors completely and exclusively. This grant of voting rights is irrevocable for as long as Lender or an affiliate owns the shares and Lender would be responsible for informing Winners in writing upon any sale of shares for which voting control would revert back to the purchasing shareholder. Lender hereby covenants that neither it nor any of its affiliates will acquire any of

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     Winners' equity or convertible debt securities, either in the open market or in private transactions to the extent such acquisitions would result (or could result upon conversion of debt securities) in Lender owning in the aggregate more than 5% of any class of Winners' securities as to which the voting rights have not been granted to the Winners board.

9. ARTICLE III, Section 5.5 Access to Information is amended by adding the following sentence to the end of such section:

     Borrower will supply Lender with monthly financial statements and quarterly projections of operations completed on a timely basis.

This amendment is not intended to alter or amend any other sections of the Agreement. Any terms not herein defined shall have the terms set forth in the Agreement. If any provisions of the agreement or any amendments contradict the terms herein, then the terms herein shall control.































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IN WITNESS HEREOF, the parties hereto have caused this amendment to be duly executed and delivered by the proper and duly authorized officers of the day and your first written above.

BENNETT MANAGEMENT AND DEVELOPMENT CORP.


By:    /s/ Patrick R. Bennett
     ---------------------------------
     Name:     Patrick R. Bennett
     Title:    CFO


MOUNTAINEER PARK, INC.


By:    /s/ Edson R. Arneault
     ---------------------------------
     Name:     Edson R. Arneault
     Title:    President


WINNERS ENTERTAINMENT, INC.


By:    /s/ Edson R. Arneault
     ---------------------------------
     Name:     Edson R. Arneault
     Title:    President